Exhibit 10.1

TRANSITION SERVICES AGREEMENT

BETWEEN

NATIONAL OILWELL VARCO, INC.

AND

NOW INC.

DATED AS OF [—], 2014

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), made and entered into effective as of [—], 2014, is by and between National Oilwell Varco, Inc., a Delaware corporation (“NOV”), and NOW Inc., a Delaware corporation (“SpinCo”). NOV and SpinCo are sometimes herein referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in Article I.

RECITALS

WHEREAS, NOV has determined that it would be appropriate, desirable and in the best interests of NOV and the shareholders of NOV to separate the SpinCo Business from NOV;

WHEREAS, NOV and SpinCo have entered into the Separation and Distribution Agreement, dated [—], 2014 (the “Separation Agreement”), in connection with the separation of the SpinCo Business from NOV and the Distribution of SpinCo Common Stock to shareholders of NOV;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements (collectively, the “Ancillary Agreements”), including this Agreement, in order to facilitate and provide for the separation of SpinCo and its subsidiaries from NOV; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for NOV, or its Affiliates, to provide to Spinco and for Spinco, or its Affiliates, to provide to NOV, certain corporate, general and administrative services described herein on an interim, transitional basis.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, NOV and SpinCo hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings, unless context clearly requires otherwise, and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement:

“Additional Services” has the meaning ascribed to such term in Section 2.1(c).

“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that, from and after the Effective Time and for purposes of this Agreement and the Ancillary Agreements, no member of the SpinCo Group shall be deemed to be an Affiliate of any member of the NOV Group, and no member of the NOV Group shall be deemed to be an Affiliate of any member of the SpinCo Group.

“Applicable Rate” means the Prime Rate plus two percent (2.0%), or such lower rate as may from time to time represent the maximum rate of interest payable under applicable law.

“Applicable Services Termination Date” shall have the meaning ascribed to such term in Section 2.1(e)(i).

“Expiration Date” means the date which is eighteen (18) months after the Distribution Date.

“Distribution Date” means the date on which NOV, through the Agent, distributes all of the issued and outstanding shares of SpinCo Common Stock to holders of NOV Common Stock in the Distribution.

“Effective Time” means 5:00 p.m. Central Standard Time, or such other time as NOV may determine, on the Distribution Date.

“Group” means either NOV Group or Spinco Group.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any official thereof.

“NOV Group” means NOV, each Subsidiary of NOV immediately after the Effective Time and each Affiliate of NOV immediately after the Effective Time (in each case other than any member of the SpinCo Group).

“Person” means any individual, general or limited partnership, corporation, business trust, joint venture, association, company, limited liability company, unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Service” means any one of the services listed in Section 2.1(a), and any Additional Services, with two or more of such Services collectively referred to as “Services.”

“Service Provider” means a member of the NOV Group or the SpinCo Group, as applicable, when it is providing Services to a member of the other Party’s Group.

“Service Provider Group” means the NOV Group or the SpinCo Group, as applicable, when it is providing Services to a member of the other Party’s Group.

“Service Recipient” means a member of the SpinCo Group or the NOV Group, as applicable, when it is receiving Services from a member of the other Party’s Group.

“Service Recipient Group” means the SpinCo Group or the NOV Group, as applicable, when it is receiving Services from a member of the other Party’s Group.

“SpinCo Group” means SpinCo, each Subsidiary of SpinCo immediately after the Effective Time and each Affiliate of SpinCo immediately after the Effective Time.

Section 1.2. Rules of Construction. The Recitals to this Agreement are made a part hereof for all purposes. In this Agreement, terms defined in the singular have the corresponding meanings in the plural, and vice versa. All references to Sections and Articles refer to sections and articles of this Agreement, and all references to Annexes, Exhibits, Schedules or Attachments refer to annexes, exhibits, schedules or attachments to this Agreement, which are attached hereto and made a part hereof for all purposes. The word “including” means “including, but not limited to.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

ARTICLE II.

PROVISION OF SERVICES

Section 2.1. Provision of Services

(a) Services to be Provided. Commencing on the Distribution Date, subject to the other provisions of this Agreement and each Annex, the NOV Group agrees to provide, or to cause to be provided, the Services set forth in the Annexes to this Agreement to the applicable member of the SpinCo Group, and the Spinco Group agrees to provide, or to cause to be provided, the Services set forth in the Annexes to this Agreement to the applicable member of the NOV Group.

(b) Nature and Quality of Services. The Service Provider warrants that the quality of the Services performed shall be at the same general level as those provided by NOV to other Affiliates of NOV, and, where applicable, substantially consistent with the quantity and scope of the Services provided to SpinCo by NOV prior to the Distribution Date. If any of such Services were not performed within NOV prior to the Distribution Date, then such Services shall be performed with the same degree of care and with substantially the same service levels as the Service Provider performs comparable services for itself.

(c) Additional Services. Prior to the first anniversary of the Distribution Date, if one of the Parties identifies any commercial or other service that is needed by it to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated by the Separation Agreement, and that is not otherwise governed by the provisions of the Separation Agreement or any Ancillary Agreement, the Parties will cooperate in determining whether there is a mutually acceptable basis on which the other Party will provide such service. Any such additional services that the Service Provider Group may provide to the Service Recipient Group are herein referred to as “Additional Services.” Except as expressly set forth in any Annex hereto, NOV and SpinCo shall not be obligated to provide Services from or at any other location other than their respective corporate headquarters located at 7909 Parkwood Circle Drive, Houston, Texas and 7402 North Eldridge Parkway, Houston, Texas.

(d) Limitations; Resource Allocations. Service Recipients acknowledge that Service Providers provide to themselves and other members of the Service Provider Group services that are similar to the Services. Consequently, the Service Provider may, from time to time, experience competing demands for its various services. Accordingly, Service Recipients agree that Service Providers may use reasonable discretion in prioritizing requests for service delivery among the Service Recipient and other members of the Service Provider Group, in each case consistent with past practices; provided that the Service Provider communicates scheduling issues associated with the delivery of any particular service hereunder with the relevant Service Recipient personnel, and that the Service Provider makes reasonable efforts to accommodate requests for services provided such services requested are consistent with services provided prior to the Distribution Date. No Service Provider shall be required to add or retain staff, equipment, facilities or other resources in order to provide any Service. The Service Provider shall have the right to outsource all or portions of some Services to qualified third parties if the Service Provider deems it necessary in order to enable the Service Provider Group’s personnel to continue to adequately perform their other job functions.

(e) Cancellation of Services prior to Expiration Date.

(i) Subject to clause (ii) of this Section 2.1(e), Service Provider shall have no obligation to provide any Service beyond (A) the termination date for such Service as provided in the applicable Annex for such Service or, if the applicable Annex does not specify a termination date for the Service, then (B) the Expiration Date. As to each Service, the earliest of the foregoing dates shall be referred to herein as the “Applicable Services Termination Date.”

(ii) Each Party shall have the option to terminate any one or more of the Services provided by the other Party at any time prior to the Expiration Date, provided that such Party gives the other Party at least 30 days prior written notice of its election to exercise such option.

(iii) Following the Applicable Services Termination Date and except as otherwise agreed to by the NOV Group and the SpinCo Group, neither Party will be under any further obligation with respect to any Service so terminated; provided that the Service Recipient will remain obligated for any Service Fees for the terminated Service through the Applicable Services Termination Date and any Direct Charges related to such Service.

Section 2.2. Fees for Services.

(a) Service Fees.

(i) Each Party shall pay to the other Party a monthly fee (each a “Service Fee”) for each of the Services as specified on the applicable Annex for each Service (subject to adjustment as set forth in clause (iii) immediately below) for each month up to and including the month in which the Applicable Services Termination Date for each such Service occurs. Notwithstanding the foregoing, certain Service Fees are identified on the Annexes as being payable on other than a monthly basis, in which case each such Service Fee shall be payable as set forth on the applicable Annex. The Service Recipient shall be responsible for all applicable taxes imposed on the performance of the Services, other than any taxes imposed on the Service Provider’s income.

(ii) Except as otherwise noted on the Annexes, the Service Fee for each Service shall be increased on the first anniversary of the Distribution Date by a percentage amount equal to the most recently implemented general annual merit increase (expressed as a percentage) for NOV employees working at NOV’s corporate headquarters. For example, assuming that NOV employees receive their annual merit increase on January 1 of each calendar year, the percentage increase in the Service Fees that takes effect on the first anniversary of the Distribution Date shall equal the general merit increase percentage for NOV employees that went into effect on January 1, 2015.

(iii) For any Service Fee based upon full time employee (FTE) calculations or estimated total annual hours for a particular Service, NOV has provided an estimated FTE number or and estimated total annual hours number (“Basis”) in the applicable Annex that is based upon 2013 calculations for such Service. On an annual basis, or earlier if requested by either Party, the Parties shall meet to discuss and modify Basis calculations. Any modifications to the Service Fees and or Basis shall be commemorated by an amendment to applicable Annex(es) signed by both Parties.

(b) Direct Charges. In addition to the fees set forth above, and except as may otherwise be set forth in any Ancillary Agreement, to the extent practicable, the following items will be directly charged to the Service Recipient (“Direct Charges”): (1) all third party expenses directly related to the Service Recipient, including, but not limited to, outside legal fees, outside accounting fees, and fees and expenses of external advisors and consultants, (2) costs associated with any telecommunications contracts or information service licenses to the extent related or arising out of the assignment of any such contracts or licenses to the Service Recipient, and (3) insurance costs, including but not limited to, general liability, automobile liability, comprehensive liability, excess liability, property and directors and officers.

Section 2.3. Payment of Fees.

(a) Except where other billing and/or payment terms are expressly set forth in any Annex hereto, on or before the 15th day of each month during the term of this Agreement, the Service Provider shall make a diligent effort to submit to the Service Recipient an invoice for the Services provided hereunder during the immediately preceding calendar month. Except for amounts being disputed by the Service Recipient in good faith in accordance with Section 2.5, the Service Recipient shall remit payment within thirty (30) days after its receipt of such invoice. Unless otherwise agreed to in writing, the Service Recipient shall remit all funds due under this Agreement to the Service Provider either by wire transfer or Automated Clearing House (ACH) in immediately available funds. The Parties’ wiring instructions are as follows (Each Party may revise these from time to time upon notice to the other Party):

NOV:

Bank Name:

Routing Number:

Account Number:

Account Name:

Reference:	NOW Transition Services

SpinCo:

Bank Name:

Routing Number:

Account Number:

Account Name:

Reference:	NOV Transition Services

(b) To the extent reasonably practicable, all third party invoices for Direct Charges shall be promptly submitted to the Service Recipient for payment. For Direct Charges not paid directly by the Service Recipient, if any, the Service Provider shall include such amounts in its monthly invoice to the Service Recipient.

Section 2.4. Records Maintenance and Audits. Each Party shall, for the time period required by applicable law after the termination of this Agreement, maintain records and other evidence sufficient to accurately and properly reflect the performance of the Services hereunder and the amounts due determined in accordance with Section 2.2. Service Recipients or their representatives shall have reasonable access, after requesting such access in writing in advance, during normal business hours to such records for the purpose of auditing and verifying the accuracy of the invoices submitted regarding such amounts due. Any such audits shall be at the sole cost and expense of the Party performing or requesting such audits. The Service Recipient shall have the right to audit the Service Provider’s books for a period of two (2) years after the month in which the Services were rendered, except in those circumstances where contracts by the Service Provider Group with third parties limit the audit period to a shorter period.

Section 2.5. Disputed Amounts. In the event of a good-faith dispute as to the amount and/or propriety of any invoices or any portions thereof submitted pursuant to Section 2.3, if any, the Service Recipient shall pay all undisputed charges on such invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify the Service Provider in writing of such disputed amounts and the reasons each such charge is disputed. Upon written request, the Service Provider shall use commercially reasonable efforts to provide the Service Recipient with sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute. In the event the Parties are unable to resolve the dispute within 30 days after the invoice becomes due, the matter shall be submitted to a nationally recognized accounting firm agreed to by the Parties. The fees and expenses related to such resolution of the dispute by such firm shall be borne 50% by the Service Recipient and 50% by the Service Provider. The Service Recipient shall remit payment of the amount determined by such firm to be properly payable not later than ten (10) days following such determination, together with interest thereon calculated daily at the Applicable Rate. In the event of any overpayments by the Service Recipient, the Service Provider agrees to promptly (a) refund any such overpaid amount to the Service Recipient, as well as (b) pay interest on the overpayment calculated daily at the Applicable Rate. The determination of such accounting firm in resolution of the dispute shall be final and binding upon the Parties and enforceable by either Party in any court of competent jurisdiction, absent fraud or manifest error. So long as the Parties are attempting in good faith to resolve the dispute, neither Party shall be entitled to terminate the Services related to, or the cause of, the disputed amounts.

Section 2.6. Undisputed Amounts. Any statement or payment not disputed in writing by either Party within one year of the date of such statement or payment shall, absent fraud or manifest error, be considered final and binding and no longer subject to dispute or adjustment.

ARTICLE III.

CONFIDENTIALITY

Section 3.1. Each Party acknowledges that in connection with its performance under this Agreement, it may gain access to confidential material and information that is proprietary to the other Party. Unless otherwise required by applicable law, each Party agrees:

(a) to hold such material and information in strict confidence and not make use thereof other than for performance under or enforcement of this Agreement or the operation of the receiving Party’s business;

(b) to reveal such material and information only to those employees, advisors and contractors requiring such information in connection with the performance of the Services or the operation of the receiving Party’s business only after such employees, advisors or contractors agree to be bound by this confidentiality provision; and

(c) not to reveal such material and information to any third person, except as necessary in connection with the performance or evaluation of the Services or the operation of the receiving Party’s business, and then only to the extent that such persons agree to be bound by the confidentiality obligations set forth herein.

Section 3.2. Notwithstanding the provisions of Section 3.1, a Party may disclose confidential information it has received from the other Party where required in any legal proceedings or by any governmental authority having jurisdiction, but in such event, the receiving Party will provide the disclosing Party with prompt prior notice so that the disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that the disclosing Party is unable to obtain such protective order or other appropriate remedy, the receiving Party will furnish only that portion of the confidential information which it is advised by a written opinion of its counsel is legally required, and will give the disclosing Party written notice of the information to be disclosed as far in advance as practicable, and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information so disclosed.

Section 3.3. This confidentiality provision shall survive for a period of two (2) years following the expiration or termination of this Agreement.

ARTICLE IV.

MISCELLANEOUS

Section 4.1. Termination. This Agreement shall terminate on the Expiration Date, unless terminated earlier pursuant to Section 2.1(e).

Section 4.2. No Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the Parties to the Agreement and no assignee or other person shall have the right, separate and apart from the Parties hereto, to enforce any provisions of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement; provided, however, that the limitations of liability in Section 4.4 shall inure to the benefit of, and be enforceable by, the Service Provider and each of its Affiliates.

Section 4.3. No Fiduciary Duties. It is expressly understood and agreed that this Agreement is a purely commercial transaction between NOV and SpinCo and that nothing stated herein shall operate to create any special or fiduciary duty that either Party or any of its Affiliates shall owe to the other Party or vice versa. Nothing stated herein shall obligate or require either Party to do anything which such Party deems to be detrimental or injurious to any other business or commercial activities of itself or any of its Affiliates, and it is expressly understood and agreed that the Service Provider shall be obliged to exert only commercially reasonable efforts in providing Services hereunder.

Section 4.4. Limited Warranty; Limitation of Liability.

The Service Provider represents that it will use reasonable care in providing Services to the Service Recipient, and such Services shall be provided by the Service Provider in accordance with all applicable laws, rules, and regulations. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE AND IN SECTION 2.1(B), ALL SERVICES AND PRODUCTS ARE RENDERED AND PROVIDED TO THE SERVICE RECIPIENT AS IS, WHERE IS, WITH ALL FAULTS, AND THE SERVICE PROVIDER MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE SERVICE RECIPIENT. FURTHERMORE, THE SERVICE RECIPIENT MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE

WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO THE SERVICE PROVIDER BY ANY PARTY (INCLUDING, AN AFFILIATE OF THE SERVICE PROVIDER) PERFORMING SERVICES ON BEHALF OF THE SERVICE PROVIDER HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO THE SERVICE RECIPIENT.

IT IS EXPRESSLY UNDERSTOOD BY THE SERVICE RECIPIENT THAT THE SERVICE PROVIDER GROUP SHALL HAVE NO LIABILITY FOR ANY SERVICES PROVIDED HEREUNDER AND FURTHER THAT THE SERVICE PROVIDER GROUP SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY THIRD PARTY, UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER THAT CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE SERVICE PROVIDER OR ITS AFFILIATES. THE SERVICE RECIPIENT AGREES THAT THE REMUNERATION PAID TO THE SERVICE PROVIDER HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL THE SERVICE PROVIDER BE LIABLE TO THE SERVICE RECIPIENT OR ANY OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOSS OF GOODWILL, OR LOST OPPORTUNITIES, RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF THE SERVICE PROVIDER GROUP, OR ANY THIRD PARTY PROVIDER OR WHETHER THE SERVICE PROVIDER GROUP, OR THE THIRD PARTY PROVIDER ARE CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT. TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO THE SERVICE PROVIDER OR ITS AFFILIATE FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE SERVICE RECIPIENT AGREES TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE SERVICE RECIPIENT BY SUCH THIRD PARTY PROVIDER UNDER THE SERVICE PROVIDER’S OR SUCH AFFILIATE’S AGREEMENT. EXCEPT IN CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE SERVICE PROVIDER GROUP’S COLLECTIVE MAXIMUM LIABILITY TO THE SERVICE RECIPIENT WITH RESPECT TO ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAYABLE HEREUNDER BY THE SERVICE RECIPIENT (EXCLUDING DIRECT CHARGES).

Section 4.5. Force Majeure. If any Party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than a Party’s obligation to make payments as provided for herein, that Party shall give the other Party prompt written notice of the force majeure with reasonably full particulars concerning it. Thereupon, the obligations of the Party giving the notice, insofar as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure. The affected Party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable.

The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labour difficulty by the Party involved, contrary to its wishes. Rather, all such difficulties may be handled entirely within the discretion of the Party concerned.

The term “force majeure” means any one or more of: (a) an act of God, (b) a strike, lockout, labour difficulty or other industrial disturbance, (c) an act of a public enemy, war, blockade, insurrection or public riot, (d) lightning, fire, storm, flood or explosion, (e) governmental action, delay, restraint or inaction, (f) judicial order or injunction, (g) material shortage or unavailability of equipment, or (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension.

Section 4.6. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments as may be required for a Party to provide the services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms and provisions of this Agreement.

Section 4.7. Notices. Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a Party shall be in writing and may be given by hand delivery, postage prepaid first-class mail delivery, delivery by a reputable international courier service guaranteeing next business day delivery or by confirmed facsimile to such Party at its address noted below:

(a)	in the case of NOV, to:

National Oilwell Varco, Inc.

7909 Parkwood Circle Drive

Houston, Texas 77036

Attention: General Counsel

(b)	in the case of SpinCo, to:

NOW Inc.

7402 North Eldridge Parkway

Houston, Texas 77041

Attention: General Counsel

or at such other address of which notice may have been given by such Party in accordance with the provisions of this Section 4.7.

Section 4.8. Counterparts. This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the Parties. Such counterpart shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument. Signed counterparts delivered via facsimile or via a “pdf” or other legible image file transmitted by electronic mail shall have the same binding effects as originals.

Section 4.9. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer the construction or interpretation hereof to the laws of another jurisdiction.

Section 4.10. Dispute Resolution. Except as provided in Section 2.5 with respect to disputed amounts, the dispute resolution procedures set forth in Article IV of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof.

Section 4.11. Binding Effect; Assignment. Except for the ability of the Service Provider to cause one or more of the Services to be performed by a third party provider or an Affiliate of the Service Provider, no Party shall have the right to assign or delegate its rights or obligations under this Agreement without the consent of the other Party.

Section 4.12. Invalidity of Provisions. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 4.13. Compliance with Law. The Service Recipient Group represents and agrees that it will use the Services provided hereunder only in accordance with all applicable law, and in accordance with the conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions made available or communicated by the Service Provider to the Service Recipient or any of its Affiliates on an ongoing basis throughout the term of this Agreement. In performing the Services, the Service Provider Group will comply with all applicable law. The Service Provider reserves the right to take all actions, including termination of any particular Service or Services, that such Service Provider reasonably believes to be necessary to assure compliance with applicable law (including specifically, but without limitation, any applicable antitrust laws and regulations); provided, however, that such Service Provider will endeavor to provide the Service Recipient with as much prior notice as is reasonably practical before taking any such action.

Section 4.14. Modification; Amendment. This Agreement may not be amended or modified except by a written instrument signed by both Parties hereto.

Section 4.15. Waiver. No waiver by either Party of any term or breach of this Agreement shall be construed as a waiver of any other term or breach hereof or of the same or a similar term or breach on any other occasion.

Section 4.16. Entire Agreement. This Agreement constitutes the whole and entire agreement between the Parties hereto and supersedes any prior agreement, undertaking, declarations, commitments or representations, verbal or oral, in respect of the subject matter hereof.

[Signatures of Parties on Next Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement with effect as of the date first above written.

NATIONAL OILWELL VARCO, INC.

By:
Name:
Title:

NOW INC.

By:
Name:
Title:

SIGNATURE PAGE TO SERVICES AGREEMENT